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                                                                    EXHIBIT 99.4


                          CONSENT OF PROPOSED TRUSTEE


The undersigned hereby consents to the reference to him as a proposed trustee under the caption "Management" in the prospectus constituting part of this registration statement on Form S-11 and all amendments thereto.



/s/ David B. Deniger
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David B. Deniger


May 13, 1998